UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 16, 2021 (November 12, 2021)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A LIMITED PARTNERSHIP UNITS	NEN	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 12, 2021, New England Realty Associates Limited Partnership (the “Partnership”) and certain affiliates of the Partnership entered into a Rate Lock Authorization Agreement ( the “Agreement”) with KeyBank National Association (“KeyBank”) dated as of November 10, 2021, and paid the requisite deposit of $3,120,000. The agreement calls for a loan of approximately $156,000,000 at a fixed interest rate of 2.97%. The Partnership intends to use the proceeds to pay down approximately $65,000,000 of existing debt secured by 11 properties, along with approximately $5,000,000 in prepayment penalties. The remaining balance of the facility of approximately $86,000,000 will be used for general partnership purposes. The description of the terms of the agreement is qualified by reference to the text of the Rate Lock Authorization Agreement, which is filed as Exhibit 10.1 with this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)       Exhibits.

10.1    Rate Lock Authorization Agreement dated as of November 12, 2021, by and between KeyBank National Association as the Lender, and New England Realty Associates Limited Partnership as the Borrower.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES

LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Jameson Brown

Jameson Brown, its Treasurer
Date November 16, 2021

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